EXHIBIT 10.3

SCHEDULE I
TO THE
AMENDED AND RESTATED
SECURITY AGREEMENT

DEFINITIONS LIST

“Acquisition Date Accrued Interest” means, with respect to any Mortgage Loan or Additional Balance, the amount of interest, if any, accrued and unpaid on the date of acquisition of such Mortgage Loan or Additional Balance by the Purchaser.

“Additional Balance” means, with respect to any HELOC, the outstanding principal balance of any Draw or Draws after the Closing Date for such HELOC elected to be sold, upon the Seller’s election, by the Seller to the Purchaser pursuant to Section 2.1(a) of the Mortgage Loan Purchase and Servicing Agreement but excluding any Excluded Amounts.

“Administrator” means New Century Mortgage Corporation.

“Affiliate” means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the relevant Person.

“Affordability Loan” means a Mortgage Loan with Monthly Payments calculated on an assumed forty (40) year amortization period, other than the final Monthly Payment which is (x) due thirty (30) years from the date of origination, and (y) sufficient to fully amortize the unpaid principal balance and accrued interest on the related Mortgage Note on such date.

“Aggregate Extended Note Monthly Interest” means, with respect to all Classes of Extended Notes, the sum of all Extended Note Monthly Interest.

“Allocated Expenses” means the Issuer’s expenses (other than Reimbursable Expenses), including, without limitation, Rating Agencies fees and expenses, the Administrator fees and expenses, the Owner Trustee fees and expenses, Depositary fees and expenses, Indenture Trustee fees and expenses, Collateral Agent fees and expenses, Custodian fees and expenses, due diligence fees (such due diligence fees not to exceed $15,000 in any quarter) and other anticipated costs and fees; provided, however, that in no event may the cumulative amount of Allocated Expenses in any calendar year exceed the Budget Expense Limit.

“Allocated Expenses Account” shall have the meaning specified in Section 6.06 of the Security Agreement.

“Annual Noteholders Tax Statement” is defined in Section 6.4(b) of the Base Indenture.

“Appraised Value” means the value set forth in an appraisal (or, with respect to HELOCs, other documentation or evidence of value which is generally acceptable to prudent lending institutions with respect to home equity lines of credit) made in connection with the origination or subsequent servicing of the related Mortgage Loan as the value of the Mortgaged Property.

“Assets” means any interest of any kind in any assets or property of any kind tangible or intangible, real, personal or mixed, now owned or hereafter acquired by the Issuer or such other Person as the context may require.

“Assigned Collateral” has the meaning specified in Section 5.01 of the Security Agreement.

“Assignment of Mortgage” means an assignment of mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

“Authenticating Representative” shall have the meaning specified in Section 3.03(b) of the Security Agreement.

“Authorized Officer” means as to the Issuer, any authorized employee or agent of the Administrator.

“Available Amount” shall mean on any day, in relation to the Reserve Fund, as the case may be, the aggregate amount on deposit in the Reserve Fund as of such day.

“Average Outstanding Purchase Price” means, with respect to any Remittance Period, (i) the sum of the Outstanding Purchase Prices of such Mortgage Loan at the end of each day during such Remittance Period, divided by (ii) the number of days in such Remittance Period. For the avoidance of doubt, the Outstanding Purchase Price on any day of a Terminated Loan or any other Mortgage Loan not owned by the Issuer or outstanding at the end of any day shall be zero.

“Balloon Loan” means a Mortgage Loan with Monthly Payments calculated on an assumed amortization period that is longer than the term of the related Mortgage Note, other than the final Monthly Payment, which final Monthly Payment is sufficient to fully amortize the unpaid principal balance and accrued interest on the related Mortgage Note on its maturity date.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the base indenture, dated as of the Initial Closing Date, by and between the Purchaser and the Indenture Trustee, as the same may be at any time further amended, modified or supplemented, exclusive of any Indenture Supplements.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means (i) an employee benefit plan as defined in Section 3(3) of ERISA and which is subject to Title I of ERISA, (ii) a “Plan” as defined in Section 4975 of the Code and which is subject to Section 4975 of the Code or (iii) an entity deemed to be investing the “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) of any such employee benefit plan or plan, including without limitation an insurance company general account.

“Bid Price” has the meaning assigned to such term in Section 4.2(e) of the Mortgage Loan Purchase and Servicing Agreement.

“BIF” means the Bank Insurance Fund or any successor thereto.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.19 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Budget Expense Limit” shall mean $5,000,000 or such other amount as each Swap Counterparty and the Issuer may agree to in writing from time to time.

“Business Day” means any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions or foreign exchange markets in New York City are authorized or required by law, regulation or executive order to be closed for business.

“Calculation Agent” means New Century Mortgage Corporation.

“Calculation Period” shall have the meaning specified in the Interest Rate Swaps.

“Capitalized Interest Component” means, as of any date of determination, the Principal Component of Secured Liquidity Notes which represents capitalized interest on Secured Liquidity Notes which matured after the immediately preceding Payment Date.

“Carry-Over Interest Shortfall” is defined in Section 2.6 of the Base Indenture.

“Cash Equivalent Investment” means at any time, (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic Company rated at least “A-1+” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A2” by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash-Out Refinancing Loan” means a refinancing transaction with respect to a Mortgage Loan, in which the amount received from the refinancing loan exceeds the aggregate amount required for (x) repayment of the existing Mortgage Loan, plus closing costs and fees, and (y) satisfaction of any outstanding subordinate mortgage liens, by an amount in excess of the lesser of (i) $2,000, or (ii) two percent (2%) of the principal balance of the Mortgage Loan, and the terms of the Mortgage Note allow the relevant Mortgagor to receive such excess amount for any purpose.

“Cede” means Cede & Co., a nominee of DTC, or any successor thereto.

“Class” means (x) with respect to any Secured Liquidity Notes, any Secured Liquidity Notes with the same issuance date and Expected Maturity or any Extended Notes with the same issuance date and Final Maturity, and (y) with respect to any Subordinated Notes, has the meaning given in the related Supplement.

“Class A-1 Noteholder” shall have the meaning set forth in the Series 2006-A Supplement.

“Class A-1 Notes” means the Series 2006-A VKF Subordinated Notes, Class A-1, issued pursuant to the Series 2006-A Supplement.

“Class A-1 Principal Amount” shall have the meaning set forth in the Series 2006-A Supplement.

“Class A-2 Noteholder” shall have the meaning set forth in the Series 2006-A Supplement.

“Class A-2 Notes” means the Series 2006-A VKF Subordinated Notes, Class A-2, issued pursuant to the Series 2006-A Supplement.

“Class A-2 Principal Amount” shall have the meaning set forth in the Series 2006-A Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear and Clearstream. The initial Clearing Agency shall be DTC, Euroclear and Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, societe anonyme.

“Closing Date” means the closing date specified in any Transfer Supplement, which is the date as to which the sale of any Portfolio is designated to occur.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

“Collateral” shall mean the Assigned Collateral, the Collateral Account and the Deposited Funds.

“Collateral Account” means the Eligible Account maintained by the Collateral Agent as more fully described in Section 6.01 of the Security Agreement.

“Collateral Agent” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent under the Security Agreement, or any successor Collateral Agent under the Security Agreement.

“Collection Account” shall mean the collection account established pursuant to Section 4.5 of the Mortgage Loan Purchase and Servicing Agreement and maintained by the Servicer.

“Collections” means all payments on the Collateral.

“Combined LTV” or “CLTV” or “Combined Loan-to-Value Ratio” means (a) with respect to any Mortgage Loan other than HELOCs, as of the date of origination, the ratio (expressed as a percentage) on such date of (x) the outstanding principal amount of such Mortgage Loan, plus the outstanding principal balance of any senior or junior lien mortgage loan which is secured by a lien on the same Mortgaged Property, to (y) the lesser of (i) the most recently obtained Appraised Value of the Mortgaged Property and (ii) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, and (b) with respect to any HELOC, the ratio (expressed as a percentage) as of any date of (x) the Credit Limit for such HELOC, plus the outstanding principal balance of any first lien mortgage loan which is secured by a lien on the same Mortgaged Property, to (y) the lesser of (i) the most recently obtained Appraised Value of the Mortgaged Property and (ii) if such HELOC was made in conjunction with the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

“Commitment Fee” means the commitment fee provided for in Section 15.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Company” means New Century Mortgage Corporation.

“Condemnation Proceeds” as to each Mortgage Loan, means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to the Mortgagor pursuant to the terms of the related Loan Documents or, with respect to HELOCs, to any holder of a mortgage senior to the lien of the related Mortgage (but excluding any Excluded Amounts with respect to any HELOC).

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. “Contingent Obligation” shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under sub-clause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” as to any Person, means any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

“Corporate Trust Office” shall mean, with respect to the Collateral Agent, the principal office of the Collateral Agent at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Security Agreement is located at 60 Wall Street, MS NYC 60-2606, New York, NY 10005, Attention: Commercial Paper Group, or at any other time at such other address as the Collateral Agent may designate from time to time by notice to the Noteholders and the Issuer.

“Credit Amount” means, with respect to a particular Series of Senior Notes, the product of (x) the percentage specified in the related Supplement to the Indenture or in the Security Agreement and (y) the Series Program Size specified in the related Supplement to the Indenture or the Security Agreement (i.e., the Principal Amount of Subordinated Notes associated with the Senior Notes).

“Credit Amount Percentage” means, with respect to any Series of Secured Liquidity Notes and Extended Notes, collectively, the percentage specified in the Side Letter.

“Credit Limit” means the maximum unpaid principal balance for each HELOC permitted under the terms of the related Credit Line Agreement.

“Credit Line Agreement” means the related credit line account agreement for a HELOC executed by the related Mortgagor and any amendment or modification thereof.

“Credits Outstanding” means, as of the close of business on any day (1) the Principal Component of all outstanding Secured Liquidity Notes, plus (2) the aggregate principal amount of outstanding Extended Notes, minus (3) the Deposited Funds then on deposit in the Collateral Account and allocable to the payment of Principal Component or principal amount of Secured Liquidity Notes and Extended Notes outstanding, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

“Current Transfer Price” means, with respect to any Mortgage Loan, the prevailing price at which mortgage loans are transferred by the Company to NC Capital Corporation, which is periodically reset to reflect prevailing market conditions and a fair return on assets for each of the Company and NC Capital Corporation based upon their respective roles, provided that, the Current Transfer Price shall in any event be not less than the Outstanding Purchase Price (plus accrued interest thereon) of such Mortgage Loan.

“Custodial Agreement” means the Amended and Restated Custodial Agreement, dated as of the Initial Closing Date, entered into among the Seller, the Servicer, the Issuer, the Collateral Agent and the Custodian, as the same may at any time be amended, modified or supplemented.

“Custodian” means Deutsche Bank National Trust Company, not in its individual capacity but solely as Custodian under the Custodial Agreement, or any successor Custodian under the Custodial Agreement.

“Customary Servicing Procedures” means procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering non-prime mortgage loans and home equity lines of credit for its own account which are in accordance with accepted non-prime mortgage loan and home equity lines of credit servicing practices of prudent mortgage lenders in the jurisdiction in which the Mortgaged Property is situated for properties of a similar type.

“Cut-Off Date” means (i) with respect to the repurchase of a Mortgage Loan by the Seller or the Servicer pursuant to Section 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement, the date of such repurchase and (ii) with respect to any other sale by the Purchaser of a Mortgage Loan, the time and date established by the Purchaser and the Mortgage Loan Buyer as the time and date on and after which all principal and interest collected and other benefits accruing on the Mortgage Loan shall belong to such Mortgage Loan Buyer.

“Default Investment” means a money market fund whose investments are limited to obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America), deposits into which are available on demand or no later than the next following Business Day.

“Defaulted Loan” means any Mortgage Loan (i) which has a Monthly Payment that is past its Due Date for a period of time extending beyond the close of business on the corresponding day of the third calendar month immediately succeeding the month in which such Due Date occurred, or, if there is no such corresponding day (e.g., as when the third calendar month is a 30-day month and such Due Date occurred on the 31st day of a month), then on the last day of such third calendar month, without giving effect to any Monthly Advance, or (ii) which is a Delinquent Loan for which the Servicer has not made a Monthly Advance and the Servicer has delivered a certificate pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement or (iii) where any other event has occurred which gives the holder the right to accelerate payment of the Mortgage Loan and/or take steps to foreclose on the Mortgage securing the Mortgage Loan under the related Mortgage Note or other Loan Documents, including without limitation the bankruptcy of the Mortgagor.

“Deferred Amount” means any amount payable or paid by a purchaser (other than the Purchaser) of Mortgage Loans or the servicing rights in respect thereof after the settlement date of the sale or securitization of such Mortgage Loans or servicing rights, in respect of deferred sale price or deferred excess servicing fee, or other cash consideration for such sale or securitization.

“Definitions List” means this Definitions List, as amended or modified from time to time.

“Definitive Notes” is defined in Section 2.19(e) of the Base Indenture.

“Delinquency Rate” means for any Remittance Period, the rate equal to 12 times a fraction, the numerator of which is the aggregate amount of Non-Recoverable Advances for such Remittance Period and the denominator of which is the Average Outstanding Purchase Price of the Mortgage Loans owned by the Issuer during such Remittance Period.

“Delinquent Loan” means any Mortgage Loan which has a Monthly Payment that is past its Due Date for a period of time extending beyond the close of business on the corresponding day of the month immediately succeeding the month in which such Due Date occurred, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which such Due Date occurred on the 31st day of such month), then on the last day of such immediately succeeding month, up to but not including the corresponding day of the third calendar month immediately succeeding the month in which such Due Date occurred, or, if there is no such corresponding day (e.g., as when the third calendar month is a 30-day month and such Due Date occurred on the 31st day of a month), then on the last day of such third calendar month, without giving effect to any Monthly Advance.

“Depositary” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Depositary under the Depositary Agreement, or any successor Depositary under the Depositary Agreement.

“Depositary Agreement” means the Amended and Restated Depositary Agreement, dated as of the Initial Closing Date, entered into by the Issuer and the Depositary, as the same may at any time be amended, modified or supplemented.

“Depositary Incumbency Certificate” shall have the meaning specified in Section 3.03(a) of the Security Agreement.

“Deposited Funds” has the meaning specified in Section 6.02 of the Security Agreement.

“Designated Excess Spread Amount” shall have the meaning specified in the Interest Rate Swaps.

“Designated Representative” shall have the meaning specified in Section 3.03(b) of the Security Agreement.

“Determination Date” means the 24th day of each month, or if such day is not a Business Day, the preceding Business Day.

“Distribution Account” means, with respect to any Series of Notes, an account established as such pursuant to the related Supplement.

“Distribution Date” means (i) after the conversion of any Class of Secured Liquidity Notes to a Class of Extended Notes and until such Extended Notes are paid in full, the 25th day of each calendar month (or if such day is not a Business Day, the next following Business Day), (ii) each Final Maturity of each Class of Extended Notes outstanding, and (iii) each date that Extended Notes are redeemed.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“Draw” means, with respect to any HELOC, a borrowing by the related Mortgagor under the related Mortgage Note.

“DTC” means The Depository Trust Company.

“Due Date” means, with respect to each Mortgage Loan, the day on which the related Monthly Payment on such Mortgage Loan is due, exclusive of any grace period.

“Effective Date” has the meaning specified in Section 4.01 of the Security Agreement.

“Eligibility Criteria” has the meaning given in the Side Letter.

“Eligibility Representations” means the representations and warranties made by the Seller with respect to each Mortgage Loan, set forth in Section 3.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Eligible Account” shall mean either (i) a segregated, non-interest bearing trust account or (ii) a demand trust account with a bank having short-term debt ratings of “A-1+” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch. In either case, the Collateral Agent on behalf of the Secured Parties shall at all times be (x) the “entitlement holder” (within the meaning of Section 8-102(a) of the New York UCC) to the extent that the Collateral Account is a “securities account” (within the meaning of Section 8-501(a) of the New York UCC), or (ii) the “customer” (within the meaning of Section 4-104 of the New York UCC), to the extent that the Collateral Account shall be a “deposit account” (within the meaning of Section 9-102(a) of the New York UCC).

“Eligible Institution” shall mean (i) Deutsche Bank National Trust Company (while it shall satisfy any one of requirements set forth in (ii), (iii), or the proviso below), or (ii) any depositary institution, the deposits in which are insured by the Federal Deposit Insurance Corporation and which at all times has a short-term unsecured debt rating of “A-1+” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch or (iii) a depositary institution acceptable to the Rating Agencies; provided, however, that an institution which shall have corporate trust powers and which maintains any account hereunder as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least “Baa3” by Moody’s so long as Moody’s is rating any of the Notes.

“Eligible Investments” means investments which mature no later than the Business Day prior to the next following Payment Date in the following: (i) obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America), (ii) commercial paper notes (other than the Senior Notes) rated (at the time of purchase) at least “A-l+” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch, (iii) certificates of deposit, other deposits or bankers’ acceptances issued by or established with commercial banks having short-term deposit ratings (at the time of purchase) of at least “A-l+” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch, (iv) repurchase agreements involving any of the Eligible Investments described in clauses (i) through (iii) hereof so long as the other party to the repurchase agreement has short-term unsecured debt obligations or short-term deposits rated (at the time of purchase) at least “A-l+” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch and (v) direct obligations of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated “AAAm” by S&P and “Aam” by Moody’s. In addition, any such Eligible Investment shall not have an “r” highlighter affixed to its rating, and its term shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest on any Eligible Investment shall be tied to a single interest rate index plus a single fixed spread, if any, and move proportionately with that index. Without limitation of the foregoing, “Eligible Investments” may include investments for which the Collateral Agent or its Affiliates serves as investment manager or advisor.

“Eligible Loan” means Mortgage Loans (including HELOCs and any Additional Balances related thereto) that satisfy the Eligibility Criteria, Eligibility Representations, Portfolio Aging Limitations and which, taken together with the other Mortgage Loans owned or to be owned by the Purchaser, does not cause a breach of the Portfolio Criteria. An Eligible Loan includes, without limitation, the Mortgage Loan File, Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Eligible Loan, but excludes any Excluded Amounts with respect to HELOCs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Group” means the Issuer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a) such Person shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property or the making by such Person of an assignment for the benefit of creditors or the failure by such Person generally to pay its debts as such debts become due or the taking of action by such Person in furtherance of any of the foregoing; or

(b) an involuntary petition or an involuntary proceeding shall have been filed or commenced against such Person under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or seeking the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property, or seeking the winding up or liquidation of the affairs of such Person and such petition or proceeding shall not have been dismissed for a period of thirty (30) days (in the case of the Issuer), or sixty (60) days (in any other case), or an order or decree for relief against such Person shall be entered in any such proceeding; or

(c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” (i) with respect to the Secured Liquidity Notes and the Extended Notes, has the meaning specified in Section 7.01 of the Security Agreement, and (ii) with respect to the Subordinated Notes, has the meaning specified in Section 9.1 of the Base Indenture.

“Excess Spread Rate” means an annual rate for each Remittance Period equal to the difference between (A) and (B) where (A) equals the Loan Rate for such Remittance Period and where (B) equals the sum of (i) the Funding Rate for such Remittance Period, (ii) the Expense Rate for such Remittance Period, and (iii) the Delinquency Rate for such Remittance Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall have the meaning specified in Section 2.12(a)(ii) of the Base Indenture.

“Excluded Amount” means, with respect to any HELOC, any Draws made by the related Mortgagor under such Mortgage Loan after the Closing Date for such HELOC which have not been purchased by the Purchaser as an Additional Balance with respect to such HELOC in accordance with Section 2.1(a) of the Mortgage Loan Purchase and Servicing Agreement, and the portion of any and all collections received by the Servicer with respect to such HELOC allocated to such Draws based on the pro rata allocation set forth in Section 4.27 of the Mortgage Loan Purchase and Servicing Agreement.

“Expected Maturity” means, with respect to each Class of Secured Liquidity Notes, the expected maturity date of such Class, which date shall be between one (1) and one hundred and eighty (180) days from the date of issuance of such Class, as set forth in the related instructions from the Issuer Agent delivered in accordance with Section 4 of the Depositary Agreement.

“Expense Rate” means, for any Remittance Period, the rate equal to 12 times a fraction, the numerator of which is the aggregate Allocated Expenses and Servicing Fee for such Remittance Period and the denominator of which is the Average Outstanding Purchase Prices of the Mortgage Loans owned by the Issuer during such Remittance Period.

“Extended Note Amortization Event” means any time at which an Extended Note remains outstanding for thirty (30) days following the conversion of the related Secured Liquidity Note; provided, however, that any Extended Note Amortization Event shall cease to exist and shall no longer be deemed to be continuing from the date all Extended Notes are paid in full.

“Extended Note Calculation Agent” means the Collateral Agent.

“Extended Note Monthly Interest” means, with respect to each Class of Extended Notes and each Distribution Date on which accrued interest on such Class is payable, interest distributions with respect to such Class of Extended Notes equal to the product of (i) the outstanding principal amount of such Class of Extended Notes on the preceding Distribution Date (or in the case of the first Distribution Date occurring after the related Expected Maturity, such Expected Maturity) (after giving effect to all distributions and allocations made on such preceding Distribution Date), (ii) the Extended Note Rate for the related Interest Period and (iii) the actual number of days in such Interest Period divided by three hundred and sixty (360).

“Extended Note Rate” means, for each Distribution Date, One-Month LIBOR plus 0.25% per annum.

“Extended Note Shortfall” has the meaning specified in Section 4.07 of the Security Agreement.

“Extended Notes” means any one of the Extended Notes, resulting from the conversion of a Secured Liquidity Note to an Extended Note pursuant to Section 4.04 of the Security Agreement.

“Extended Notes Distribution Account” has the meaning set forth in Section 2(d) of the Depositary Agreement.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“FICO Score” means a statistical credit score obtained by many mortgage lenders in connection with a loan application to help assess a borrower’s creditworthiness. A FICO Score is generated by models developed by a third party and made available to lenders through three (3) national credit bureaus. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.

“Final Maturity” means, with respect to each Class of Extended Notes, the date which is 180 days following the Expected Maturity of such Class.

“Financial Covenants” means:

(i) the Performance Guarantor maintains, as of the last day of each of its fiscal quarters, a Tangible Net Worth not less than the sum of (1) $750,000,000, and (2) fifty percent (50%) of all increases in shareholders’ equity as of the last day of its most recent fiscal quarter.

(ii) the Performance Guarantor shall maintain its (1) status as a real estate investment trust for purposes of U.S. federal income tax, and (2) a ratio of Total Indebtedness to Tangible Net Worth not greater than 15:1 measured on the last day of each of its fiscal quarters.

(iii) the Performance Guarantor shall have, on a consolidated basis, Liquidity in an amount equal to not less than $60,000,000.

“Financing” means (i) securitizing nonprime mortgage loans, or (ii) funding nonprime mortgage loans through a commercial paper program, repurchase facility, or loan facility.

“First Lien Mortgage Loan” means a Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

“First Pay Default Loan” means a Mortgage Loan for which the initial Monthly Payment due thereon after origination is not made by the related Mortgagor within forty-five (45) days after the Due Date therefor.

“First Tier Utilization” means an amount equal to $500,000,000.

“Fitch” means Fitch, Inc. and any successor thereto.

“Form” has the meaning given in Section 9.8(b) of the Base Indenture.

“Fourth Tier Utilization” means an amount equal to $2,000,000,000.

“Funding Rate” means, for any Remittance Period, the rate equal to the weighted average interest rate of the outstanding Secured Liquidity Notes, Extended Notes, if any, and Subordinated Notes on each day or such Remittance Period.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board and opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as may be approved by a significant segment of the accounting industry.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“HELOC” means an open-end, revolving, home equity line of credit underwritten in accordance with the Seller’s HELOC underwriting standards.

“High Cost Loan” means a mortgage loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, or (b) a “high cost”, “threshold”, “covered”, “predatory” or similar loan under any applicable federal, state or local law.

“Holder” means the holder of a Note.

“Indebtedness” means, with respect to any Person at any time, without duplication, all obligations of such Person which, in accordance with GAAP, consistently applied, should be classified as liabilities on a consolidated balance sheet of such Person, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, but excluding accrued expenses and trade payables incurred and paid in the ordinary course of business, (f) all obligations of others secured by any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, in respect of letters of credit or banker’s acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all guarantees by such Person of Indebtedness of others, less (l) the aggregate amount of any indebtedness that is reflected on the balance sheet of such Person in respect of obligations incurred pursuant to a securitization transaction, solely to the extent such obligations are secured by the assets securitized thereby and are non-recourse to such Person.

“Indenture” means the Base Indenture, together with all Indenture Supplements, as the same may at any time be amended, modified or supplemented.

“Indenture Event of Default” means an event of default as set forth in the Indenture.

“Indenture Supplement” or “Supplement” means an indenture supplement to the Base Indenture with respect to any Series of Subordinated Notes.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

“Initial Closing Date” means December 15, 2005.

“Initial Principal Amount” means the original principal amount of any Subordinated Notes.

“Initial Purchase Price” has the meaning given in the Side Letter.

“Initial Purchaser” means Citigroup Global Markets Inc. as initial purchaser of the Subordinated Notes under the Subordinated Note Purchase Agreement.

“Insurance Proceeds” means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the related Mortgaged Property to the extent not required to be released to a senior lienholder or the Mortgagor pursuant to the terms of the related Loan Documents (but excluding, with respect to any HELOC, any Excluded Amounts with respect thereto).

“Insured Amount” has the meaning given in Section 4.10 of the Mortgage Loan Purchase and Servicing Agreement.

“Interest Component” means, with respect to Secured Liquidity Notes outstanding at any time, the sum of (a) the portion of the face amount of outstanding Secured Liquidity Notes issued on a discount basis representing the discount incurred in respect thereof and (b) the amount of interest that would accrue from the date of issuance to the Expected Maturity in respect of outstanding Secured Liquidity Notes issued on an interest-bearing basis.

“Interest Only Loan” means a Mortgage Loan for which the Monthly Payment does not include an amount in reduction of the principal balance of such Mortgage Loan, provided that at the end of the applicable Interest Only Period, such Mortgage Loan shall automatically be deemed no longer to be an Interest Only Loan.

“Interest Only Period” means for any Mortgage Loan, the period, if any, during which the Monthly Payments due with respect to such Mortgage Loan do not include an amount in reduction of the principal balance of such Mortgage Loan.

“Interest Period” means with respect to each Class of Extended Notes (i) initially, the period from and including the Expected Maturity to but excluding the second Distribution Date following such Expected Maturity and (ii) thereafter, the period from and including the immediately preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, in the case of the final payment of an Extended Note, the Interest Period shall end on and include the day immediately preceding the date on which such Extended Note is paid in full.

“Interest Rate Swap Event of Default” means an event of default under any Interest Rate Swap.

“Interest Rate Swap Termination Event” means a termination event under any Interest Rate Swap.

“Interest Rate Swaps” means the interest rate swap agreements, each dated as of the date hereof, and any other interest rate swap agreement entered into between the Purchaser and a Swap Counterparty separately, or any substitute interest rate swaps entered into pursuant to the provisions of the Interest Rate Swaps, in each case as the same may be at any time amended, modified or supplemented.

“Interim Payment Date” shall have the meaning set forth in each Interest Rate Swap.

“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” or “Purchaser” means Von Karman Funding Trust, a Delaware statutory trust, as issuer of the Notes.

“Issuer Agent” has the meaning set forth in Section 3.03(a) of the Security Agreement.

“Issuer Incumbency Certificate” shall have the meaning specified in Section 3.03(a) of the Security Agreement.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Junior Loan” means a HELOC or a Second Lien Mortgage Loan.

“Junior Loan Exposure Trigger Event” means at any time the ratio of the Outstanding Purchase Price of all Junior Loans that are Delinquent Loans owned by the Purchaser on such day to the Outstanding Purchase Price of all Junior Loans owned by the Purchaser on such day shall exceed one and one half percent (1.5%) for sixty (60) consecutive days or more.

“Junior Loan Exposure Trigger Event Auction” has the meaning assigned to such term in Section 2.8 of the Mortgage Loan Purchase and Servicing Agreement.

“LIBOR” has the meaning specified in Section 4.06 of the Security Agreement.

“LIBOR Business Day” shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“LIBOR Determination Date” has the meaning specified in Section 4.06 of the Security Agreement.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

“Liquidation Proceeds” means all amounts received and retained in connection with the liquidation of Defaulted Loans, but excluding, with respect to any HELOCs, any Excluded Amounts related thereto.

“Liquidity” means, for any Person, the aggregate of all cash, Cash Equivalent Investments, and Overcollateralization, less the amount of Restricted Cash owned by such Person.

“Loan Documents” has the meaning assigned to such term in Section 2.1(b) of the Mortgage Loan Purchase and Servicing Agreement.

“Loan Rate” means, for any Remittance Period, the rate equal to the average of the rates calculated for each day of such Remittance Period, which rate for each such day shall equal (A) the sum, for each Mortgage Loan owned by the Issuer at the end of such day, of the product of (i) the Mortgage Interest Rate of such Mortgage Loan and (ii) the Outstanding Purchase Price of such Mortgage Loan divided by (B) the sum of the Outstanding Purchase Price of the Mortgage Loans owned by the Issuer at the end of each day of such Remittance Period.

“Loan Termination Date” means each day on which a deposit is made into the Collateral Account in respect of Terminated Loans.

“Loan-to-Value Ratio” or “LTV” means, with respect to each Mortgage Loan, the ratio expressed as a percentage of the outstanding principal balance of the Mortgage Loan as of the date of origination of the Mortgage Loan, to the lesser of (i) the most recently obtained Appraised Value of the Mortgaged Property and (ii) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

“Market Value” means, with respect to any Mortgage Loan at any date, the price at which such Mortgage Loan could be sold in its entirety to a single, third-party purchaser on arm’s length terms, as determined by the Reference Agent in its sole discretion and taking into account customary factors, including, but not limited to, market factors where such price is affected by the Purchaser (if that be the case) being in default under the Program Documents. Where the Reference Agent is called upon to determine the Market Value of a particular portfolio of Mortgage Loans, the Reference Agent may, but shall not be obligated to, take into account the increase or decrease in price attributable to such Mortgage Loans being part of such portfolio.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Purchaser or (b) the ability of the Purchaser, the Seller or the Servicer to perform any of its obligations under the Mortgage Loan Purchase and Servicing Agreement or any of the other Program Documents.

“Maximum Indemnity Amount” for any calendar year shall mean the product of the Program Size and 20 basis points.

“MERS” means Mortgage Electronic Registration Systems, Inc.

“MERS Mortgage” means any Mortgage that is recorded in the name of MERS, as nominee for the Company (or in such substantially similar language as the Company deems appropriate).

“Monthly Advance” means amounts advanced by the Servicer in respect of Delinquent Loans and Defaulted Loans pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Monthly Certificate” is defined in Section 4.1(a) of the Base Indenture.

“Monthly Interest Advance” means, for any Monthly Remittance Date, an amount, not less than zero, equal to (i) the product of (x) the Loan Rate for the related Remittance Period, (y) the Average Outstanding Purchase Prices of the Mortgage Loans owned by the Issuer during the related Remittance Period and (z) 1/12, minus (ii) all amounts on deposit in the Collection Account on such Monthly Remittance Date representing interest collections on Mortgage Loans (including any Monthly Servicer Advances made or to be made for the related Remittance Period), minus (iii) any Sold Loan Interest Payment Amount payable by any Swap Counterparty on the next following Payment Date, minus (iv) interest due on Mortgage Loans for which the Servicer will not make a Monthly Servicer Advance for the related Remittance Period pursuant to a certificate delivered by it under Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement, minus (v) reinvestment income received during the related Remittance Period on amounts on deposit in the Reserve Fund (but only to the extent that the Reserve Fund Available Amount exceeds the Required Reserve Fund Amount), minus (vi) reinvestment income received during the related Remittance Period on amounts on deposit in the Collateral Account.

“Monthly Noteholders Statement” means a statement substantially in the form of Exhibit E to the Indenture.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Monthly Remittance Date” means the 24th day of each month, or if such day is not a Business Day, the preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage” means the mortgage, deed of trust or other instrument which creates a first or second priority lien on an estate in fee simple in real property securing the Mortgage Note.

“Mortgage Interest Rate” means the annualized regular rate of interest borne on a Mortgage Note relating to the Mortgage Loan.

“Mortgage Loan” means each non-prime mortgage loan (including HELOCs and any Additional Balances related thereto sold, upon the Seller’s election, by the Seller to the Purchaser pursuant to Section 2.1(a) of the Mortgage Loan Purchase and Servicing Agreement or any Closing Date following the Closing Date for such HELOC, but excluding any Excluded Amounts) identified in each Transfer Supplement.

“Mortgage Loan Buyer” means a Securitization Vehicle or other Person that is purchasing a Portfolio from the Purchaser (other than the Seller or the Servicer in the case of a repurchase of a Mortgage Loan pursuant to Section 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement).

“Mortgage Loan Buyer Account” has the meaning assigned to such term in Section 4.6(f) of the Mortgage Loan Purchase and Servicing Agreement.

“Mortgage Loan File” means the items pertaining to each Mortgage Loan referred to in Section 2.1(b) of the Mortgage Loan Purchase and Servicing Agreement, and any additional documents required to be added to the Mortgage Loan File pursuant to the Mortgage Loan Purchase and Servicing Agreement.

“Mortgage Loan Purchase and Servicing Agreement” means the amended and restated Mortgage Loan Purchase and Servicing Agreement, dated as of the Initial Closing Date, among the Issuer, the Seller and Servicer, and the Performance Guarantor, as the same may at any time be amended, modified or supplemented.

“Mortgage Loan Schedule” has the meaning assigned to such term in the Custodial Agreement.

“Mortgage Note” means the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, relating to a Mortgage Loan, other than HELOCs, and with respect to any HELOC, the Credit Line Agreement.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagee” means the lender on a Mortgage Note.

“Mortgagor” means the obligor on a Mortgage Note.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Worth” with respect to any Person, shall mean the excess of total assets of such Person over total liabilities of such Person, determined in accordance with GAAP.

“Non-Recoverable Advances” means, for any Remittance Period, the amount of Monthly Advances that the Servicer was not required to make pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement, because such Monthly Advances were deemed not to be recoverable in the Servicer’s reasonable judgment.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Rate” means, with respect to any Series of Notes, the rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Supplement.

“Note Register” means the register maintained pursuant to Section 2.9(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” means the holder of a Note.

“Notes” means, collectively, the Senior Notes and the Subordinated Notes.

“Obligations” has the meaning specified in Section 2.01 of the Security Agreement.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer.

“One-Month LIBOR” means the rate derived using the method set forth in Section 4.06(b) of the Security Agreement.

“One Payment Delinquent Loan” means any Delinquent Loan for which the Monthly Payment that is most past due is a Monthly Payment that is more than one month but less than two months past its Due Date (or, if the Due Date in any month does not correspond to a day in such month (e.g, when a Due Date occurs on the 31st day of a 30 day calendar month) then on the last day of such month) without giving effect to any Monthly Servicer Advance.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Collateral Agent. The counsel may be an employee of or counsel to the Issuer, unless the Required Senior Noteholders or each Swap Counterparty shall notify the Collateral Agent in writing of objection thereto.

“Outstanding Program Amount” means, as of any day, the aggregate of the Outstanding Purchase Price of all Mortgage Loans owned by the Purchaser on that day.

“Outstanding Purchase Price” means, with respect to any Mortgage Loan and any date of determination, (i) the Initial Purchase Price of such Mortgage Loan (including, without limitation, with respect to any HELOC, the Initial Purchase Price of any Additional Balance related thereto sold, upon the Seller’s election, by the Seller to the Purchaser pursuant to Section 2.1(a) of the Mortgage Loan Purchase and Servicing Agreement on any Closing Date subsequent to the Closing Date for such HELOC), less (ii) the amounts of any payments received by the Purchaser in respect of Acquisition Date Accrued Interest, less (iii) all previous principal payments made on such Mortgage Loan after acquisition by the Purchaser and received by the Servicer prior to such date of determination (excluding with respect to any HELOC, any Excluded Amounts related thereto); provided, however, that after any Loan Termination Date or any date on which a Mortgage Loan is repurchased by the Seller or the Servicer pursuant to Section 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement, the Outstanding Purchase Price of such Terminated Loan or such repurchased Mortgage Loan shall be zero.

“Overcollateralization” means, as of any date of determination for any Person, the excess of (i) the collateral value of assets pledged by that Person to a lender under a committed warehouse or repurchase facility (after taking into account required haircuts) over (ii) the aggregate amount of the advances or loans made by the lender to the borrower under any such committed warehouse or repurchase facility.

“Owner Trustee” means Christiana Bank & Trust Company, acting not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Partial Termination” means the termination of a portion of each Interest Rate Swap in accordance with Section 5 thereof.

“Paying Agent” shall have the meaning specified in Section 2.9(a) of the Base Indenture.

“Payment Date” means the 25th day of each calendar month (or if any such day is not a Business Day, the next following Business Day), commencing February 27, 2006.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Performance Guarantor” means New Century Financial Corporation, a Maryland corporation, as performance guarantor pursuant to Section 13.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Permanent Global Note” has the meaning specified in Section 2.8(b) of the Base Indenture.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) the Liens in favor of the Collateral Agent pursuant to the Security Agreement.

“Person” means and includes an individual, a partnership, a corporation, a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision or instrumentality thereof.

“Pool” is defined in Section 7.03 of the Security Agreement.

“Portfolio” means a Mortgage Loan and/or Additional Balance or pool of Mortgage Loans and/or Additional Balances sold to the Purchaser on a Closing Date pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement and the applicable Transfer Supplement.

“Portfolio Aging Limitations” is defined in the Side Letter.

“Portfolio Criteria” is defined in the Side Letter.

“Potential Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Principal Amount” means, with respect to any Series of Subordinated Notes and any date of determination, the Initial Principal Amount of such Series of Subordinated Notes on the date of issuance thereof, less the aggregate amount of any Principal Amount Charge-Offs allocated to such Series of Subordinated Notes, plus the aggregate amount of any Principal Amount Reinstatements allocated to such Series of Subordinated Notes, less any amounts paid to the holders of such Series of Subordinated Notes in respect of the Principal Amount thereof.

“Principal Amount Charge-Off” is defined in Section 2.6 of the Base Indenture.

“Principal Amount Reinstatement” is defined in Section 2.6 of the Base Indenture.

“Principal Component” means (a) the issue price of Secured Liquidity Notes issued on a discount basis and (b) the principal amount of Secured Liquidity Notes issued on an interest-bearing basis.

“Principal Paydown Auction” means an auction conducted in accordance with Section 4.1(a) of the Mortgage Loan Purchase and Servicing Agreement.

“Principal Prepayment” means any payment or other recovery of principal made on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (but excluding any Excluded Amounts with respect to any HELOC).

“Principal Terms” is defined in Section 2.3 of the Base Indenture.

“Priority of Payments” means the priority of payments set forth in Section 2.01 or Section 6.03, as applicable, of the Security Agreement.

“Proceeds Account” as to each Mortgage Loan, means any separate account or accounts created and maintained pursuant to Section 4.7 of the Mortgage Loan Purchase and Servicing Agreement.

“Program” means the non-prime mortgage loan funding, sale and purchase program contemplated by the Program Documents.

“Program Documents” means and includes the Security Agreement, the Indenture, the Custodial Agreement, the Disbursement Account Agreement, the Mortgage Loan Purchase and Servicing Agreement, the Trust Agreement, the Depositary Agreement, the Interest Rate Swaps, the Rated Bidder Letter, the Subordinated Note Purchase Agreement and the SLN Placement Agent Agreement.

“Program Size” means the sum of the Series Program Sizes (as such limit may be increased or decreased in accordance with the Program Documents).

“Program Utilization Amount” means, as of any day, the First Tier Utilization, Second Tier Utilization, Third Tier Utilization, or Fourth Tier Utilization, as applicable, as selected by the Issuer in compliance with the Program Utilization Conditions.

“Program Utilization Conditions” means the conditions set forth in Section 6.05(g) of the Security Agreement.

“Program Utilization Effective Date” means the first date on which all of the Program Utilization Conditions shall have been fulfilled.

“Purchase Agreement” means the Mortgage Loan Purchase and Servicing Agreement.

“Purchase Price” has the meaning assigned to such term in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Purchaser” means the Issuer.

“Qualified Depository” means any depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated “Aa2,” “AA” and “AA” or better by Moody’s, S&P and, if rated by Fitch, Fitch, respectively, or such depository as shall be acceptable to Moody’s, S&P and Fitch, as applicable.

“Qualified Institution” means a depositary institution or trust company (which may include the Collateral Agent) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from S&P a long-term indebtedness rating not lower than “AA-” and a short-term indebtedness rating of “A-l+”, from Moody’s a long-term indebtedness rating not lower than “A2” and a short-term indebtedness rating of “P-1”, and from Fitch a long-term indebtedness rating not lower than “AA-” and a short-term indebtedness rating of “F1+”, or (ii) such other rating which satisfies the Rating Agency Confirmation Condition.

“Qualified Purchaser” means a regular purchaser in the market for non-prime mortgage loans.

“Rated Bidder” has the meaning assigned to such term in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Rated Bidder Letter” means the letter entered into pursuant to Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Rating Agency” or “Rating Agencies” with respect to the Company or the Notes, shall refer to S&P and Moody’s; and with respect to Eligible Investments, a Qualified Depositary, or any Swap Counterparty, shall refer to S&P, Moody’s and, if applicable, Fitch.

“Rating Agency Confirmation” and “Rating Agency Confirmation Condition” mean, with respect to any action, that each Rating Agency shall have notified the Issuer, the Collateral Agent and the Depositary in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Notes with respect to which it is a Rating Agency and, with respect to the issuance of Notes, “Rating Agency Confirmation” and “Rating Agency Confirmation Condition” also mean, in addition to the above, that each Rating Agency that is referred to in the Security Agreement as being required to deliver its rating with respect to such Notes shall have notified the Issuer, the Collateral Agent and the Depositary in writing that such rating has been issued by such Rating Agency.

“Reference Agent” means New Century Mortgage Corporation, or such other Person as may be appointed as Reference Agent pursuant to the Reference Agent Agreement.

“Reference Agent Agreement” means the Reference Agent Agreement between the Issuer and the Reference Agent, dated as of the Initial Closing Date.

“Reference Banks” has the meaning specified in Section 4.06 of the Security Agreement.

“Refinanced Mortgage Loan” means a Mortgage Loan, none of the proceeds of which were used to purchase the related Mortgage Property.

“Registrar” shall have the meaning specified in Section 2.9(a) of the Base Indenture.

“Regulation S” shall have the meaning specified in Section 2.8(a)(ii) of the Base Indenture.

“Reimbursable Expenses” shall mean an amount equal to any costs and expenses related to indemnities, tax gross ups or other similar items, Initial Purchaser indemnity, SLN Placement Agent indemnity, Collateral Agent indemnity, Custodian indemnity, Depositary indemnity, Indenture Trustee indemnity, Owner Trustee indemnity, and any extraordinary expenses; provided, however, that, on an annualized basis, Reimbursable Expenses may not exceed the Maximum Indemnity Amount.

“Remittance Period” with respect to each Monthly Remittance Date, means the calendar month immediately preceding such Monthly Remittance Date.

“REO Disposition” means the final sale by the Servicer of any REO Property.

“REO Disposition Proceeds” means all amounts received with respect to a REO Disposition pursuant to Section 4.17 of the Mortgage Loan Purchase and Servicing Agreement, net of (i) costs related thereto (including unreimbursed Servicing Advances) and (ii) unreimbursed Monthly Advances relating to the related Mortgage Loan (but excluding any Excluded Amounts with respect to any HELOC).

“REO Property” means a Mortgaged Property acquired by the Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.17 of the Mortgage Loan Purchase and Servicing Agreement.

“Repurchase Price” means, with respect to each Mortgage Loan that is repurchased by the Seller or the Servicer pursuant to Section 3.3, 6.2 or 7.1 of the Mortgage Loan Purchase and Servicing Agreement, the Outstanding Purchase Price of such loan plus accrued and unpaid interest to (but not including) the date of repurchase, as certified to the Collateral Agent by the Servicer.

“Repurchase Trigger” means, with respect to the repurchase and sale obligations of the Seller or the Servicer pursuant to Sections 3.3, 4.3 or 6.2 respectively, any Mortgage Loan due for repurchase or sale pursuant to Sections 3.3, 4.3 or 6.2 may remain unsold or not repurchased (as the case may be) for thirty (30) days following the date on which such Mortgage Loan was due for repurchase or within which such sale was to be sought pursuant to Sections 3.3, 4.3 or 6.2, provided, that the aggregate Outstanding Purchase Price of all Mortgage Loans unsold or not repurchased pursuant to the foregoing shall not be greater than $3,000,000.

“Required Draw Amount” shall have the meaning specified in Section 6.05(c) or Section 6.05(d) of the Security Agreement.

“Required Enhancement Amount” means on any day the sum of all Credit Amounts for all outstanding Series of Senior Notes.

“Required Noteholders” means the Required Senior Noteholders and the Required Subordinated Noteholders.

“Required Reserve Fund Amount” is defined in the Side Letter.

“Required Senior Noteholders” means Senior Noteholders holding in excess of fifty percent (50%) of the aggregate principal amount of all Senior Notes voting as a single class (excluding, for the purposes of making the foregoing calculations, any Senior Notes held by the Seller or the Servicer or any Affiliate of the Seller or the Servicer).

“Required Subordinated Noteholders” means Class A-1 Noteholders holding in excess of 50% of the Class A-1 Principal Amount of the outstanding Class A-1 Notes (excluding Subordinated Notes held by the Seller or any Affiliate of the Seller), or, if the Class A-1 Notes shall have been paid in full, Class A-2 Noteholders holding in excess of 50% of the Class A-2 Principal Amount of the outstanding Class A-2 Notes (excluding Subordinated Notes held by the Seller or any Affiliate of the Seller).

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Reserve Fund” means the fund established by the Issuer pursuant to Section 6.05 of the Security Agreement.

“Restricted Cash” means all cash and Cash Equivalent Investments that are subject to a Lien in favor of any Person other than the Collateral Agent on behalf of the Secured Parties, that are required to be maintained by the Purchaser pursuant to a Contractual Obligation or as a result of the operation of law.

“Restricted Global Note” shall have the meaning specified in Section 2.8(a) of the Base Indenture.

“Rule 144A” shall have the meaning specified in Section 2.8(a)(ii) of the Base Indenture.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“SAIF” means the Savings Association Insurance Fund, or any successor thereto.

“Sale Price” has the meaning assigned to such term in Section 4.2(e) of the Mortgage Loan Purchase and Servicing Agreement.

“Scheduled Payment Date” means, with respect to any Series of Subordinated Notes, the payment date set forth in the Indenture Supplement for such Series as the scheduled payment date for the payment of the principal amount of such Subordinated Notes to each Subordinated Noteholder.

“Second Lien Mortgage Loan” means a Mortgage Loan, other than a HELOC, secured by a second lien Mortgage on the related Mortgaged Property.

“Second Tier Utilization” means an amount equal to $1,000,000,000.

“Secured Liquidity Note Account” has the meaning set forth in Section 2 of the Depositary Agreement.

“Secured Liquidity Notes” means any one of the Secured Liquidity Notes, executed from time to time by the Issuer and authenticated by or on behalf of the Depositary, substantially in the form of Exhibit A or Exhibit B to the Depositary Agreement.

“Secured Parties” is defined in the recitals to the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Vehicle” means a special purpose entity established for the purpose of (i) securitizing mortgage loans or (ii) funding mortgage loans through a commercial paper program or repurchase facility.

“Security Agreement” means the amended and restated Security Agreement, dated as of the Initial Closing Date, between the Issuer and the Collateral Agent, as the same may at any time be amended, modified or supplemented.

“Security Agreement Event of Default” means an event of default set forth in the Security Agreement.

“Seller” means New Century Mortgage Corporation.

“Seller Documents” means the Mortgage Loan Purchase and Servicing Agreement and the Custodial Agreement.

“Senior Noteholder” means the holder of a Senior Note.

“Senior Notes” means, collectively, the Secured Liquidity Notes and the Extended Notes.

“Senior Notes Utilization Amount” means, as of any date of determination, the excess of (x) the Program Utilization Amount, over (y) the sum of (1) the Principal Amount of the Subordinated Notes, plus (2) the aggregate amount of any Principal Amount Charge-Offs that have not been reinstated as of such date.

“Series” means (x) the Secured Liquidity Notes and Extended Notes (such Secured Liquidity Notes and Extended Notes taken together as one series) or (y) any series of Subordinated Notes, as the context may require.

“Series 2006-A Supplement” means the Supplement establishing the Series 2006-A VKF Subordinated Notes, dated as of the Initial Closing Date.

“Series Closing Date” means, with respect to any Series of Subordinated Notes or Senior Notes, the date of issuance of such Series of Subordinated Notes or Senior Notes, as specified in the related Indenture Supplement or the Security Agreement.

“Series Program Size” means, with respect to the Secured Liquidity Notes and Extended Notes, collectively, the amount set forth in Section 4.09 of the Security Agreement, as increased or decreased in accordance with the Program Documents (including, without limitation, the principal amount of Subordinated Notes required to be issued in connection therewith).

“Servicer” means New Century Mortgage Corporation, as Servicer under the Mortgage Loan Purchase and Servicing Agreement, or any successor Servicer appointed under the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Documents” means the Mortgage Loan Purchase and Servicing Agreement and any written certificates, statements or instruments delivered by the Servicer to the Issuer pursuant thereto.

“Servicer Event of Default” means a “Servicer Event of Default” as defined in Section 10.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Report” has the meaning assigned to such term in Section 4.18 of the Mortgage Loan Purchase and Servicing Agreement.

“Servicing Advances” means all customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer in connection with a default or other unanticipated occurrence with respect to each Mortgage Loan owned by the Purchaser (and not including the performance of its ordinary and customary activities as Servicer), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) any advances of taxes, insurance premiums and other charges made pursuant to Section 4.9 of the Mortgage Loan Purchase and Servicing Agreement as a consequence of the default by the Mortgagor on its obligation to pay such amounts.

“Servicing Fee” with respect to the services provided by the Servicer pursuant to the Mortgage Loan Purchase and Servicing Agreement, a monthly servicing fee of one half of one percent (0.50%) per annum on the Outstanding Purchase Price of Mortgage Loans held by the Purchaser as of the first day of such month.

“Servicing File” has the meaning assigned to such term in Section 2.1(b) of the Mortgage Loan Purchase and Servicing Agreement.

“Side Letter” means the Side Letter, dated as of the date hereof, among the Company, the Purchaser and the Collateral Agent.

“SLN Extension Event” means with respect to any Secured Liquidity Note, such Secured Liquidity Note is not paid in full on its Expected Maturity and, as a result, such Secured Liquidity Note is converted to an Extended Note pursuant to Section 4.04 of the Security Agreement.

“SLN Placement Agent” means Citigroup Global Markets Inc., Banc of America Securities LLC, and such others as may be appointed by the Issuer from time to time, each as a SLN Placement Agent pursuant to the SLN Placement Agent Agreement.

“SLN Placement Agent Agreement” means the private placement agreement, dated as of September 5, 2003, among the SLN Placement Agents, the Servicer and the Issuer, as the same may at any time be amended, modified or supplemented.

“Subordinated Note Paying Agent” is defined in Section 2.9 of the Indenture.

“Subordinated Note Purchase Agreement” means each subordinated note purchase agreement, if any, entered into by the Issuer, the Seller and the Initial Purchasers in connection with the issuance of any Series of Subordinated Notes.

“Subordinated Note Registrar” is defined in Section 2.9 of the Indenture.

“Subordinated Noteholder” means a holder of a Subordinated Note.

“Subordinated Noteholder Representative” shall have the meaning set forth in the related Supplement.

“Subordinated Notes” means the Series 2006-A VKF Subordinated Notes and each additional series of subordinated notes that may be issued from time to time pursuant to the Indenture.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Swap Counterparty” means Citibank, N.A., BNP Paribas, Calyon New York Branch, and each Person which is a commercial bank or financial institution having a short-term credit rating of “A-1+”, “P-1” and “F1+” from S&P, Moody’s and, if rated by Fitch, Fitch, respectively, and a long-term credit rating of at least “AA-”, “Aa3” and “AA-” from S&P, Moody’s and, if rated by Fitch, Fitch, respectively, and which becomes a swap counterparty under an Interest Rate Swap, provided, however, that no such other Person may become a Swap Counterparty after the date hereof without having first obtained Rating Agency Confirmation.

“Swap Default” means the occurrence of an event described in Section 11.2(e)(ii) of the Mortgage Loan Purchase and Servicing Agreement, without giving effect to the Swap Trigger.

“Swap Failure” means the occurrence of an event described in Section 11.2(e)(ii) of the Mortgage Loan Purchase and Servicing Agreement.

“Swap Trigger” means, with respect to the interest rate swap the subject of such trigger, the failure for three (3) Business Days or more to pay or post an amount in excess of $200,000 that is due for payment or posting pursuant to the terms of such interest rate swap.

“Tangible Net Worth” means, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its subsidiaries, less the consolidated net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset on the balance sheet of such Person or any subsidiary of such Person at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that, residual securities owned by such Person shall not be treated as intangibles for purposes of this definition.

“Temporary Global Note” has the meaning specified in Section 2.16 of the Base Indenture.

“Terminated Loan” has the meaning given in each Interest Rate Swap.

“Termination Event” shall have the meaning assigned to such term in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Termination Event Auction” shall have the meaning assigned to such term in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Third Tier Utilization” means an amount equal to $1,500,000,000.

“Three Payment Delinquent Loan” means any Delinquent Loan for which the Monthly Payment that is most past due is a Monthly Payment that is three months or more past its Due Date (or, if the Due Date in any month does not correspond to a day in such month (e.g, when a Due Date occurs on the 31st day of a 30 day calendar month), then on the last day of such month) without giving effect to any Monthly Servicer Advance.

“Total Indebtedness” means, at any time, the aggregate Indebtedness of any Person and its subsidiaries.

“Transfer Agent” has the meaning specified in Section 2.12(a)(iii) of the Base Indenture.

“Transfer Supplement” means the document pursuant to which a Portfolio is sold by the Seller to the Purchaser, a form of which is attached as Exhibit A (or any electronic medium containing substantially equivalent information) to the Mortgage Loan Purchase and Servicing Agreement.

“Trust Agreement” means the trust agreement of Von Karman Funding Trust, dated as of the Initial Closing Date, between the Administrator and the Owner Trustee, as the same may at any time be amended, modified or supplemented.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, in relation to the Collateral Agent, any trust officer, Director, Managing Director, Associate, Vice President or Assistant Vice President, or any other officer customarily performing functions similar to those performed by the person who at the time shall be such officer and is assigned to its Corporate Trust office, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Security Agreement.

“Two Payment Delinquent Loan” means any Delinquent Loan for which the Monthly Payment that is most past due is a Monthly Payment that is more than two months but less than three months past its Due Date (or, if the Due Date in any month does not correspond to a day in such month (e.g, when a Due Date occurs on the 31st day of a 30 day calendar month), then on the last day of such month) without giving effect to any Monthly Servicer Advance.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Unreimbursed Required Draw Amounts” means, as of any day, the amount by which the Required Reserve Fund Amount exceeds the Available Amount in the Reserve Fund, without giving effect to any proposed change in the Program Utilization Amount.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“U.S. Person” shall have the meaning under Regulation S under the Securities Act.

“Wet Funded Loan” means a Mortgage Loan that is originated or acquired by the Seller and purchased by the Purchaser, prior to the delivery of the Mortgage Note to the Custodian.

“Wet Funded Loan Limitation” is defined in the Side Letter.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, computer, telegraph or cable.